

                                                                                                                        Exhibit 11.1

                                                       RAVENSWOOD WINERY, INC.
                                                  COMPUTATION OF EARNINGS PER SHARE
                                                     AND COMMON SHARE EQUIVALENT

                                                                  Fiscal year ended June 30,           Six months ended December 31,
                                                                 -----------------------------         -----------------------------
                                                                  1 9 9 8            1 9 9 7            1 9 9 8            1 9 9 7
                                                                 ----------         ----------         ----------         ----------
                                                                                                       (unaudited)       (unaudited)
BASIC
     Average shares outstanding [A]                               3,005,625          3,150,000          2,992,500          3,018,750
     Shares issued under deferred
         compensation arrangement [B]                               345,731            345,731            345,731            345,731
     Shares issued in December 1998 [C]                             140,625            140,625            140,723            140,625
                                                                 ----------         ----------         ----------         ----------

     Weighted average number of common shares outstanding         3,491,981          3,636,356          3,478,954          3,505,106
                                                                 ==========         ==========         ==========         ==========

     Net income                                                  $  186,891         $1,468,194         $2,285,232         $1,633,901
                                                                 ==========         ==========         ==========         ==========

     Per share amount                                            $      .05         $      .40         $      .66         $      .47
                                                                 ==========         ==========         ==========         ==========

DILUTED
     Average shares outstanding  [A]                              3,005,625          3,150,000          2,992,500          3,018,750
     Shares issued under deferred
         compensation arrangement [B]                               345,731            345,731            345,731            345,731
     Shares issued in December 1998 [C]                             140,625            140,625            140,723            140,625
     Net effect of potentially dilutive
         common stock issuable for
         convertible debentures                                     302,751            302,751            368,377            302,751
                                                                 ----------         ----------         ----------         ----------

     Weighted average number of common shares and
         equivalents outstanding                                  3,794,732          3,939,107          3,847,331          3,807,857
                                                                 ==========         ==========         ==========         ==========

Net income                                                       $  186,891         $1,468,194         $2,285,232         $1,633,901

Interest on convertible debt, net of tax
     benefit                                                         49,305             55,793             45,168             24,653
                                                                 ----------         ----------         ----------         ----------

Net income, after adding interest on
     debentures                                                  $  236,196         $1,523,987         $2,330,400         $1,658,554
                                                                 ==========         ==========         ==========         ==========

     Per share amount                                            $      .05         $      .39         $      .61         $      .44
                                                                 ==========         ==========         ==========         ==========


[A] Reflects the retroactive effect of the 63-to-1 stock split approved in February 1999.

[B] Reflects the retroactive effect of the shares issued under a deferred compensation arrangement in early fiscal 1999.

[C] Represents the retroactive effect using the "treasury stock method" for common stock issued in December 1998 at prices below the assumed initial public offering price.

                             RAVENSWOOD WINERY, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                           AND COMMON SHARE EQUIVALENT

                                                                                              Fiscal year ended June 30,
                                                                                      ----------------------------------------------
                                                                                        1 9 9 6          1 9 9 5            1 9 9 4
                                                                                      ----------        ----------        ----------
BASIC
     Average shares outstanding [A]                                                    3,150,000         3,150,000         3,150,000
     Shares issued under deferred compensation arrangement [B]                           345,731           345,731           345,731
     Shares issued in December 1998  [C]                                                 140,625           140,625           140,625
                                                                                      ----------        ----------        ----------

     Average shares outstanding                                                        3,636,356         3,636,356         3,636,356
                                                                                      ==========        ==========        ==========

     Net income                                                                       $1,268,832        $1,016,745        $  591,962
                                                                                      ==========        ==========        ==========

     Per share amount                                                                 $    0.349        $    0.280        $    0.163
                                                                                      ==========        ==========        ==========

DILUTED
     Average shares outstanding [A]                                                    3,150,000         3,150,000         3,150,000
     Shares issued under deferred compensation arrangement [B]                           345,731           345,731           345,731
     Shares issued in December 1998 [C]                                                  140,625           140,625           140,625
     Net effect of potentially dilutive common stock issuable
         for convertible debentures                                                      302,751           247,920
                                                                                      ----------        ----------        ----------

     Total                                                                             3,939,107         3,884,276         3,636,356
                                                                                      ==========        ==========        ==========

Net income                                                                            $1,268,832        $1,016,745        $  591,962

Interest on convertible debt, net of tax benefit                                          41,520            33,906
                                                                                      ----------        ----------        ----------

Net income, after deducting interest on debentures                                    $1,310,352        $1,050,651        $  591,962
                                                                                      ==========        ==========        ==========

     Per share amount                                                                 $    0.333        $    0.270        $    0.163
                                                                                      ==========        ==========        ==========

[A] Reflects the retroactive effect of the 63 to 1 stock split occurring in early 1999.

[B] Reflects the retroactive effect of the shares issued under a deferred compensation arrangement in early fiscal 1999.

[C] Represents the retroactive effect using the "treasury stock method" for common stock issued in December 1998 at prices below the planned initial public offering price.